Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 15, 2004, except for the legal matters described in Note 10 which is as of February 24, 2004, relating to the financial statements for FleetBoston Financial Corporation, which appears in Bank of America Corporation’s amendment No. 5 to the current Report on Form 8-K/A dated January 18, 2005.

/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina

March 31, 2005